                                                                 EXHIBIT d(2)(b)

                                 AMENDMENT NO. 1

                          INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of March 2, 1998, amends the Investment Advisory Agreement (the "Agreement"), dated August 4, 1997, between AIM Advisor Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                           OF AIM ADVISOR FUNDS, INC.


         Pursuant to Clause 5 of the Investment Advisory Agreement, fees payable thereunder to the Adviser shall be calculated by applying the following annual rates to the average daily net assets of each Series:

                            SERIES                                      ANNUAL FEE RATE
                            ------                                      ---------------
              AIM Advisor Large Cap Value Fund                                0.75%
              AIM Advisor Flex Fund                                           0.75%
              AIM Advisor Real Estate Fund                                    0.90%
              AIM Advisor MultiFlex Fund                                      1.00%
              AIM Advisor International Value Fund                            1.00%"


         In all other respects, the Agreement is hereby confirmed and remains in full force and effect.


                                           A I M ADVISOR FUNDS, INC.



Attest: /s/ KATHLEEN J. PFLUEGER           By: /s/ ROBERT H. GRAHAM
       ------------------------------         ----------------------------------
       Assistant Secretary                    President

(SEAL)

                                           A I M ADVISORS, INC.



Attest: /s/ KATHLEEN J. PFLUEGER           By: /s/ ROBERT H. GRAHAM
       ------------------------------         ----------------------------------
       Assistant Secretary                    President

(SEAL)